As filed with the Securities and Exchange Commission on September 15, 2010

Registration No.   333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2880496
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3200 Belmeade Drive, Suite 100

Carrollton, Texas 75006

(214) 390-1831

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas C. Hansen

Chief Executive Officer

3200 Belmeade Drive, Suite 100

Carrollton, Texas 75006

(214) 390-1831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gina E. Betts, Esq.

Locke Lord Bissell & Liddell LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201

(214) 740-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934, as amended.  (Check one):

Large Accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,904,410	$2.45	$7,115,804.50	$507.36

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the high and low sales prices of the common stock on the Nasdaq Stock Market on September 14, 2010.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 15, 2010

PRELIMINARY PROSPECTUS

HEELYS, INC.

2,904,410 SHARES OF COMMON STOCK

We are registering the common stock being offered by this prospectus in order to permit the holders thereof to sell such shares without restriction, in the open market or otherwise; however, the registration of such common stock does not necessarily mean that they will be sold.  We will not receive any proceeds from this offering.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “HLYS.”  On September 14, 2010, the last reported closing price of our common stock on NASDAQ was $2.46 per share.

The securities offered hereby involve a high degree of risk.  See “Risk Factors” on page 1, as well as the risk factors relating to our business that are incorporated by reference in this prospectus, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

The selling shareholders are offering these shares of common stock. The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling shareholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September   , 2010

You should rely only on the information contained herein or specifically incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any document incorporated herein by reference is accurate as of any date other than the date of this prospectus.

i

THE COMPANY

We are a designer, marketer and distributor of innovative, action sports-inspired products under the HEELYS brand targeted to the youth market. Our primary product, HEELYS-wheeled footwear, is patented, dual-purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  We believe our distinctive product offering and our HEELYS brand is synonymous with a popular lifestyle activity.

We currently offer HEELYS-wheeled footwear in the United States and certain other countries.  HEELYS-wheeled footwear is protected by numerous patents and trademarks.  In 2009, approximately 98% of our net sales were derived from the sale of our HEELYS-wheeled footwear.  The remainder of our net sales were derived from the sale of non-wheeled footwear and branded accessories, such as replacement wheels.

We sell our products through distribution channels that merchandise our products in a manner that we believe enhances and protects our HEELYS brand image. Domestically, our products can be purchased from full-line sporting goods retailers such as, Academy, Big 5 and Modell’s; department stores such as JCPenney; and specialty apparel and footwear retailers such as Skechers and Journeys. Our products can also be purchased from select online retailers such as Zappos.com and Amazon.com.

In 2009, we distributed certain styles through Ross, a discount retailer, in order to sell excess inventory.  In 2009, 34.6% of our net sales were derived from retailers in the United States.  Historically, our products have been sold internationally through independent distributors with exclusive rights to specified international markets.  During the first quarter of 2008, we opened an office in Belgium to focus on expanding our international opportunities by working more closely with our distributors, establishing relationships with distributors in new international markets and, in select markets, selling our products direct to retail customers.  In 2008, we entered into agreements with our former distributor in Germany and Austria (German market) and our former distributor in France, Monaco and Andorra (French market) whereby we terminated their rights to distribute our products in their specified markets.  We took over the distribution of our products in the German market effective April 1, 2008 and in the French market effective May 1, 2008.  A third party sourcing procures subcontractors to manufacture our products and serves as the paying agent to the subcontractors.

Our principal offices are located at 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006, our phone number is (214) 740-8000.  Our website is www.heelys.com.  The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the risks described in “Item 1A — Risk Factors” of our most recent annual report on Form 10-K for the year ended December 31, 2009 and under “Risk Factors” in our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010 that have been filed with the SEC and incorporated herein by reference in their entirety, as well as other information in this prospectus and in any other documents incorporated into this prospectus by reference before purchasing any of our securities.  Each of the risks described in these sections and documents could adversely affect our business, financial condition, and results of operations, and could result in a complete loss of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements with respect to our financial condition, results of operations and business that are not historical information. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information.  Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,”

“estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy.

All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and assumptions, but they are inherently uncertain, we may not realize our expectations and our assumptions may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include:

•                  substantially all of our net sales are generated by one product;

•                  significant competition;

•                  our ability to adequately enforce our intellectual property rights;

•                  our ability to successfully introduce new product categories;

•                  unfavorable publicity, consumer perception or material product liability claims concerning our products;

•                  costs of compliance and our failure to comply with governmental regulations;

•                  economic, political and other risks associated with our international manufacturing and sales;

•                  our failure to satisfy consumer demand for our products;

•                  changes in consumer preferences or demand for our products;

•                  our inability to attract and retain key members of management;

•                  the effects of seasonality on our sales; and

•                  other factors described in this prospectus under “Risk Factors.”

Consequently, such forward-looking statements should be regarded solely as our current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. We cannot guarantee future results, events, performance or achievements. We do not have any obligation and do not intend to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrences of unanticipated events.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus and the applicable prospectus supplement or the date of any document that was incorporated by reference herein or therein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus and the applicable prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the common stock by the selling shareholders.  We will bear all expenses in connection with the registration of the shares, other than underwriting discounts and selling commissions.  Capstone Investments has agreed to reimburse us for expenses incurred in connection with the registration of the shares in an amount up to $25,000.

SELLING SHAREHOLDERS

We initially issued the common stock registered hereby to our founder (Roger R. Adams), in transactions exempt from registration under the Securities Act.  The shares were subsequently transferred by him to a revocable family trust which recently transferred the shares to the selling shareholders in privately negotiated transactions.  The shares of common stock that may be offered pursuant to this prospectus will be offered by the selling shareholders, which includes their transferees, distributees, pledgees or donees or their successors.  The following table sets forth certain information concerning the number of shares of common stock beneficially owned by each selling shareholder that may be offered from time to time pursuant to this prospectus.  Prior to the transfer of shares, RRA Family Trust UA had beneficial ownership of greater than 5% of our common stock.

Selling Shareholders Table

Name	Shares of common stock owned before the offering	Shares of common stock offered	Shares of common stock owned after the offering	Percentage of common stock owned after the offering (1)
Octagon Capital Partners, LP	150,000	150,000	0	0%
Hodges Fund	1,000,000	1,000,000	0	0%
Hodges Small Cap Fund	100,000	100,000	0	0%
Walker Smith Capital (QP), LP	202,300	202,300	0	0%
Walker Smith Capital, LP	37,900	37,900	0	0%
Walker Smith International Fund, Ltd	315,800	315,800	0	0%
HHMI Investment, LP	131,300	131,300	0	0%
GT Global Hedge, LP	17,110	17,110	0	0%
Rubicon Capital Group, LLC	50,000	50,000	0	0%
Precept Capital Master Fund, GP	50,000	50,000	0	0%
Manatuck Hill Scout Fund, LP	250,000	250,000	0	0%
Westpark Capital, LP	250,000	250,000	0	0%
Patrick Lin	250,000	250,000	0	0%
Atlas Capital Management, LP	100,000	100,000	0	0%

(1)                                  We have determined the number and percentage of shares of common stock owned after the offering by assuming that each of the selling shareholders will sell all of its or his shares being offered pursuant to this prospectus, but will not sell any other shares that it or he owns.  In fact, the selling shareholders may sell none, all or some portion of their holdings.

PLAN OF DISTRIBUTION

The selling shareholders and their successors, which includes their transferees, distributees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, brokers or agents, or through a combination of any of these methods of sale.  Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers.  These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The common stock may be sold in one or more transactions:

•                  at fixed prices;

•                  at prevailing market prices at the time of sale;

•                  at prices related to such prevailing market prices;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

Such sales may be effected in transactions in the following manner:

•                  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise; or

•                  through the settlement of short sales.

Selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the underlying common stock and deliver these securities to close out such short positions.

From time to time, one or more of the selling shareholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the securities owned by them.  Any such distributees, devisees, secured parties or donees will be deemed to be selling shareholders.  Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders.

The aggregate proceeds to the selling shareholders from the sale of the common stock will be the sale price of the common stock less any discounts and commissions.  A selling shareholder reserves the right to accept and, together with their agents, to reject, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

Our common stock is quoted on The NASDAQ Capital Market.

The common stock may be sold in some states only through registered or licensed brokers or dealers.  The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.  A selling shareholder may not sell any of the common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public other than applicable transfer taxes and commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

Unless otherwise noted in a prospectus supplement, Locke Lord Bissell & Liddell LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus.

EXPERTS

The consolidated financial statements of Heelys for the year ended December 31, 2009 appearing in Heelys, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), incorporated herein by reference, have been so incorporated in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  The consolidated financial statements of Heelys for the year ended December 31, 2008 appearing in the Form 10-K have been so incorporated in reliance upon the report of Deloitte & Touche LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, or Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov.  In addition, you may read and copy our SEC filings at the offices of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.  Our SEC filings are also available through our website at www.heelys.com.

This prospectus is only part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement.  We have also filed exhibits to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or document.  You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the preceding paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K):

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the SEC on March 12, 2010;

•                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 as filed with the SEC on May 14, 2010;

•                  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on August 13, 2010;

•                  Our Current Reports on Form 8-K and 8-K/A, as filed on April 26, 2010; May 13, 2010; May 24, 2010; June 3, 2010; June 7, 2010; June 23, 2010; August 12, 2010; August 27, 2010 and August 31, 2010; and

•                  The description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on December 6, 2006.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:

3200 Belmeade Drive, Suite 100

Carrollton, Texas 75006

(214) 390-1831

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution

The following table sets forth an estimate (other than with respect to the registration fee) of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration Fee — Securities and Exchange Commission	$507.36
Accounting Fees and Expenses	7,270.00
Legal Fees and Expenses	5,000.00
Total	$12,777.36

We will bear all expenses shown above.  The selling shareholders will bear all underwriting discounts and selling commissions and transfer taxes applicable to the sale of shares sold pursuant to this registration statement.  Capstone Investments has agreed to reimburse us for expenses incurred in connection with the registration of the shares in an amount up to $25,000.

Item 15.   Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to (1) indemnify its directors and officers, as well as its other employees and agents, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred or paid by that person in connection with any threatened, pending or completed action, suit or proceeding in which that person is made a party because that person is or was a director, officer, employee or agent of the corporation, subject to certain limitations, and (2) advance the expenses incurred by its directors, officers, employees and agents before the final disposition of an action, suit or proceeding. Section 145 also provides that it is not exclusive of other rights to which persons seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested stockholders or otherwise. Article VIII of our Amended and Restated By-Laws provides for mandatory indemnification of and advancement of expenses to our directors and officers to the maximum extent permitted by the Delaware General Corporation Law subject to limited exceptions, and authorizes our board of directors to grant indemnification and advance expenses to any of our other employees or agents to the same extent that we indemnify our directors and officers.

Our Certificate of Incorporation provides that, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, our directors will not be liable for monetary damages for breach of their fiduciary duty as directors to our stockholders and us. This provision does not eliminate a director’s fiduciary duty, and in appropriate circumstances, equitable remedies like injunctive or other forms of non-monetary relief will remain available under Delaware law and each director will continue to be subject to monetary or other liability for breach of the director’s duty of loyalty to our stockholders or us, for acts or omissions not in good faith or involving intentional misconduct for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

We have entered into an indemnification agreement with each of our executive officers and directors, and we generally intend to enter into indemnification agreements with any new executive officers and directors in the future. The indemnification agreements provide our executive officers and directors with certain rights to and in connection with indemnification and advancement of expenses in addition to those provided for in our Amended and Restated By-Laws. As provided in those indemnification agreements, we intend to maintain directors’ and officers’ insurance coverage to the extent such insurance is available on commercially reasonable terms, as determined by our board of directors. That insurance would protect our executive officers and directors against losses arising from any claim asserted against them and expenses incurred by them in those capacities, subject to certain exclusions and limits on the amount of coverage.

Item 16.  Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.  Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in  the “Calculation of Registration Fee” table in the effective registration statement:

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that a time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carrollton, State of Texas, on September 15, 2010.

Heelys, Inc.

By:	/s/ Thomas C. Hansen
Thomas C. Hansen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas C. Hansen and Craig D. Storey, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to fill the same, with all exhibits  and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas C. Hansen	Chief Executive Officer	September 15, 2010
Thomas C. Hansen	(principal executive officer)

/s/Craig D. Storey	Senior Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer, Assistant Secretary and	September 15, 2010
Craig D. Storey	Vice President – Compliance (principal accounting officer)

/s/ Gary L. Martin	Chairman of the Board	September 15, 2010
Gary L. Martin

	Director	September , 2010
Jerry R. Edwards

	Director	September , 2010
Patrick F. Hamner

Signatures	Title	Date

/s/ Samuel B. Ligon	Director	September 15, 2010
Samuel B. Ligon

/s/ N. Roderick McGeachy, III	Director	September 15, 2010
N. Roderick McGeachy, III

/s/ Glenn M. Neblett	Director	September 15, 2010
Glenn M. Neblett

/s/ Ralph T. Parks	Director	September 15, 2010
Ralph T. Parks

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Specimen certificate representing Heelys, Inc.’s Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Form S-1 (File No. 333-137046), filed with the SEC on November 24, 2006

*5.1	Opinion of Locke Lord Bissell & Liddell LLP

*23.1	Consent of Grant Thornton LLP

*23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Locke Lord Bissell & Liddell LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page)

* Filed herewith.